As filed with the Securities and Exchange Commission on October 14, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer
PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Fahd Riaz, Esq.
Patrick O’Malley, Esq.
DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, PA 19103-7300
(215) 656-3316
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 14, 2026

16,502,870 Shares of Common Stock
73,498,156 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants
20,000,514 Shares of Common Stock Issuable Upon Exercise of Common Warrants
This prospectus relates to the resale, from time to time, of up to 110,001,540 shares of our common stock, $0.00033 par value per share (“Common Stock”), by the Selling Stockholders (as defined below). The shares of Common Stock covered by this prospectus consist of (x) 16,502,870 shares of Common Stock issued in the September 2026 Private Placement (as defined below) (the “Initial Shares”), (y) up to 73,498,156 shares of Common Stock issuable upon exercise of pre-funded warrants issued or issuable in the September 2026 Private Placement, including up to 50,000,000 pre-funded warrants or shares of Common Stock that may be issuable in connection with the Milestone Closing (as defined below) (the “Pre-Funded Warrant Shares” and such pre-funded warrants, the “Pre-Funded Warrants”) and (z) up to 20,000,514 shares of Common Stock issuable upon exercise of common warrants issued in the September 2026 Private Placement (the “Common Warrant Shares” and such common warrants, the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”). The Pre-Funded Warrant Shares and the Common Warrant Shares are collectively referred to as the “Warrant Shares.” The Initial Shares and the Warrant Shares are collectively referred to as the “Shares.” The Shares were issued or are issuable to the Selling Stockholders in the September 2026 Private Placement as described in this prospectus. The maximum number of shares of Common Stock issuable pursuant to the September 2026 Private Placement, without giving effect to applicable beneficial ownership limitations, is 110,001,540 shares.
On September 7, 2026, PDS Biotechnology Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). Pursuant to the Purchase Agreement, at the initial closing on September 14, 2026 (the “Initial Closing”), the Company issued and sold to the Selling Stockholders the Initial Shares, Pre-Funded Warrants to purchase up to 23,498,156 shares of Common Stock and the Common Warrants in a private placement transaction (the “September 2026 Private Placement”), and is obligated to issue up to an additional 50,000,000 Pre-Funded Warrants or shares of Common Stock upon the Company’s submission to the U.S. Food and Drug Administration of a registrational Phase 3 clinical trial protocol for PDS0301 (the “Milestone Closing”). In connection with the September 2026 Private Placement, the Company and the Selling Stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file a registration statement to register the Shares.
The exercise price of each Pre-Funded Warrant is $0.00033 per share and the exercise price of each Common Warrant is $0.22 per share. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders under this prospectus. We will, however, receive proceeds from cash exercises of the Warrants. We intend to use any such proceeds for working capital and general corporate purposes. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares, and we will bear all costs, expenses and fees in connection with the registration of the Shares.
The Selling Stockholders may offer the Shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell any of the Shares. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus. The Shares subject to resale hereunder will have been issued by us or will be issuable upon exercise of the Warrants and acquired or held by the Selling Stockholders prior to any resale of such Shares pursuant to this prospectus.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PDSB.” On October 13, 2026, the closing price of our Common Stock was $1.60 per share.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus as well as those contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time. We will not receive any of the proceeds from the resale of our Common Stock by the Selling Stockholders under this prospectus, although we will receive proceeds from cash exercises of the Warrants at their respective exercise prices.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We incorporate by reference important business and financial information about us into this prospectus and any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” All references in this prospectus to “PDS Biotech”, “PDS,” the “Company,” “we,” “us” or “our” mean PDS Biotechnology Corporation, unless we state otherwise or the context otherwise requires.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, the applicable prospectus supplement and otherwise incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

PROSPECTUS SUMMARY
Overview
We are a clinical-stage biotechnology company focused on developing PDS0301, a tumor-targeted IL-12 immunocytokine designed to modify the tumor microenvironment and enhance the activity and durability of anti-cancer therapies. Our current development strategy prioritizes PDS0301, including its development in colorectal cancer and evaluation in other indications.
We also develop our proprietary Versamune® platform for treatments in oncology and Infectimune® for treatments in infectious diseases. Our most advanced Versamune® drug candidate, PDS0101, was evaluated in multiple clinical trials and we seek to further the development of PDS0101 through strategic partnerships.
We believe our investigational targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells. PDS0301, Versamune®, and Versamune® in combination with PDS0301 are being developed for treatments in oncology and Infectimune® is being developed for treatments in infectious disease. PDS0301 is an investigational tumor-targeting IL-12 that we believe may enhance the proliferation, potency and longevity of T cells in the tumor microenvironment.
For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.
Recent Developments
April 2026 Transactions
On April 30, 2026, we entered into a securities purchase agreement with YA II PN, LTD. (the “April 2026 Investor”). On June 15, 2026, we issued to the April 2026 Investor a promissory note with an aggregate principal amount of $6,000,000 (the “April 2026 Promissory Note”) and a warrant to purchase up to 2,158,274 shares of Common Stock, for an aggregate purchase price of $5,760,000 (the “April 2026 Warrant”).
The April 2026 Promissory Note bore interest at 10% per annum and was convertible into Common Stock only upon specified payment events of default. The April 2026 Warrant is exercisable beginning on the six-month anniversary of issuance and expires five years after issuance, subject to its terms and limitations.
We and the April 2026 Investor also entered into related registration rights and guaranty arrangements, and we, entered into an at-the-market sales agreement with Yorkville Securities, LLC and B. Riley Securities, Inc.
On August 31, 2026, we entered into a First Amendment to the April 2026 promissory note with the April 2026 Investor, which, among other things, (i) modified the remittance requirements for net proceeds from the Company’s at-the-market offering program to require weekly remittance notices and payment within one business day, (ii) extended the Nasdaq listing deficiency cure period under the note from 75 days to 180 days and (iii) required that 100% of net cash proceeds from equity or equity-linked financings outside of the at-the-market offering be applied as a mandatory deemed redemption payable within five business days of receipt.
On September 14, 2026, we redeemed in full the April 2026 Promissory Note for approximately $4.6 million, representing all outstanding principal and accrued and unpaid interest. The April 2026 Promissory Note was terminated and is of no further force or effect.
September 2026 Private Placement
On September 7, 2026, we entered into the Purchase Agreement with certain accredited investors. At the Initial Closing on September 14, 2026, we issued and sold 16,502,870 shares of Common Stock, Pre-Funded Warrants to purchase up to 23,498,156 shares of Common Stock and accompanying Common Warrants to purchase up to 20,000,514 shares of Common Stock. The purchase price was $0.2825 per unit consisting of one share of Common Stock and an accompanying Common Warrant to purchase one-half of one share of Common Stock, and $0.28217 per unit consisting of one Pre-Funded Warrant and an accompanying Common Warrant to purchase one-half of one share of Common Stock, resulting in aggregate gross proceeds of approximately $11,300,290.
The Pre-Funded Warrants are exercisable at $0.00033 per share at any time until exercised in full and are subject to a 19.99% beneficial ownership limitation. The Common Warrants are exercisable at $0.22 per share from issuance through the one-year anniversary of issuance and are subject to a 19.9% beneficial ownership limitation. To the extent the beneficial ownership limitation would otherwise restrict the exercise of a Common Warrant for shares of Common Stock, the holder may elect to receive, in lieu of such shares, a Pre-Funded Warrant to purchase an identical number of shares of Common Stock, in which case the Common Warrant exercise price is reduced by $0.00033 per share and the resulting Pre-Funded Warrant has an exercise price of $0.00033 per share and a beneficial ownership limitation equal to or lower than that of the Common Warrant. The Warrants may be exercised for cash or, in specified circumstances, on a cashless basis.
Upon submission to the FDA of a registrational Phase 3 clinical trial protocol for PDS0301 designed in collaboration with Nant Capital, LLC and its affiliates (collectively, “Nant”), Nant will be obligated to purchase additional securities for an aggregate subscription amount of $10,000,000, and AB Group Ltd. will be obligated to purchase additional securities for an aggregate subscription amount of $1,000,000. The securities sold at the Milestone Closing will be priced at $0.21967 per Pre-Funded Warrant, subject to the applicable closing conditions.
Nant has the right to designate two directors for so long as it beneficially owns at least 15% of our outstanding Common Stock and one director for so long as it beneficially owns at least 5%, subject to the terms of the Purchase Agreement. Dr. Patrick Soon-Shiong and James Banaag were appointed to our board of directors effective September 14, 2026.
In connection with the September 2026 Private Placement, we entered into an Option to Negotiate for an Exclusive License Agreement (the “Option Agreement”) with NantWorks, LLC (“NantWorks”) granting NantWorks a 12-month exclusive right to negotiate an exclusive license for the PDS0101 program in exchange for a $25,000 payment. We will use the proceeds from the September 2026 Private Placement to repay outstanding indebtedness and for working capital and general corporate purposes, including continued development of clinical programs, research and development, capital expenditures and general and administrative expenses.
Other Recent Developments
On July 30, 2026, we received a deficiency notice from Nasdaq because the closing bid price of our Common Stock was below $1.00 per share. We were provided a 180-day period to regain compliance.
On August 10, 2026, our stockholders approved an amendment to our certificate of incorporation increasing the authorized number of shares of Common Stock from 150,000,000 to 300,000,000.
In August 2026, we announced a reduction in force intended to align operating expenses with our strategic priorities and focus on advancing PDS0301. The reduction in force was expected to affect approximately 36% of our workforce and to be substantially completed during the third quarter of 2026.
Lars Boesgaard resigned as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer effective September 12, 2026. Janetta Trochimiuk was appointed interim Principal Accounting Officer and Frank Bedu-Addo, Ph.D. was appointed interim Principal Financial Officer, each effective September 12, 2026.
On September 22, 2026, we announced the publication of results from the VERSATILE-002 Phase 2 clinical trial evaluating PDS0101 in combination with pembrolizumab in HPV16-positive recurrent and/or metastatic head and neck squamous cell carcinoma in JAMA Oncology. The study reported a median overall survival of 39.3 months in first-line immune checkpoint inhibitor-naïve patients with PD-L1 CPS ≥ 1.
Corporate Information
Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus.
Our principal executive offices are located at 303A College Road East, Princeton, NJ 08540, and our telephone number is (800) 208-3343.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference herein. Accordingly, the information that we provide to our stockholders may be different than you might receive from other public companies in which you hold equity interests.

THE OFFERING
Shares of Common Stock offered by the Selling Stockholders
110,001,540 Shares, consisting of 16,502,870 Initial Shares, 73,498,156 Pre-Funded Warrant Shares and 20,000,514 Common Warrant Shares.
Shares of Common Stock outstanding prior to this offering
105,005,429 shares of Common Stock as of October 9, 2026
Terms of this offering
The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Shares are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. See the section entitled “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the resale of the Shares by the Selling Stockholders in this offering. We will, however, receive proceeds from cash exercises of the Pre-Funded Warrants at $0.00033 per share and the Common Warrants at $0.22 per share. We intend to use any such proceeds, if received, for working capital and general corporate purposes. For additional information, refer to the section entitled “Use of Proceeds.”
Risk Factors
An investment in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, and other information included this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
Market for our Common Stock
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PDSB.”

RISK FACTORS
Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors” in our most recent annual report on Form 10-K, as amended and in “Part II, Item 1A. Risk Factors” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, as amended, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”)), and we anticipate that the applicable prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:
•
Our recent strategic refocus to prioritize the development of PDS0301 and to discontinue the VERSATILE-003 Phase 3 clinical trial of PDS0101 may not achieve the anticipated benefits and involves significant risks and uncertainties;

•	Our ability to protect our intellectual property rights;
•	Our anticipated capital requirements, including our anticipated cash runway and our current expectations regarding our plans for future equity financings;
•
Our dependence on additional financing to fund our operations and complete the development and commercialization of our clinical and product candidates, and the risks that raising such additional capital may restrict our operations or require us to relinquish rights to our technologies or clinical and product candidates;

•
Our limited operating history in the current line of business, which makes it difficult to evaluate our prospects, our business plan or the likelihood of our successful implementation of such business plan;

•	The timing for us or our partners to initiate the planned clinical trials for PDS0301 (formerly PDS01ADC);
•	Our ability to successfully secure partnership(s) for the further development of its PDS0101 program;
•
We may not be able to identify, negotiate, or consummate strategic partnerships or other externally funded opportunities for the continued development of PDS0101, and any such partnerships may not be on favorable terms;

•
We may expend our limited resources to pursue PDS0301 and fail to capitalize on other product candidates or indications that may be more profitable or for which there is a greater likelihood of success;

•	The discontinuation of the VERSATILE-003 Phase 3 trial and our limited cash resources may further impact our ability to continue as a going concern;
•
The successful implementation of our research and development programs and collaborations, including any collaboration trials concerning our PDS0301, Versamune® and Infectimune® based clinical and product candidates and our interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of our clinical and product candidates;

•
The success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current clinical candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of our ongoing clinical trials;

•	Expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of our clinical and product candidates;
•
Any of our statements about our understanding of clinical and product candidates’ mechanisms of action and interpretation of preclinical and early clinical results from our clinical development programs and any collaboration trials; the acceptance by the market of our clinical and product candidates, if approved;

•
The timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our clinical and product candidates; and

•
Other factors, including legislative, regulatory, political and economic developments not within our control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to those listed under Part II, Item 1A. Risk Factors.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.
In addition, you should refer to the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
We may discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC.

USE OF PROCEEDS
All proceeds from the resale of the Shares offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders. We will, however, receive proceeds from the cash exercise of the Pre-Funded Warrants at $0.00033 per share and the Common Warrants at $0.22 per share. We intend to use any such proceeds, if received, for working capital and general corporate purposes.
The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by the Selling Stockholders in disposing of their Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY
We have never paid any cash dividends on our Common Stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our Common Stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws, as amended. Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.
Description of Common Stock
We are presently authorized to issue 300,000,000 shares of Common Stock, par value $0.00033 per share. As of October 9, 2026, there were 105,005,429 shares of Common Stock issued and outstanding.
We have one class of Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of Common Stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Provisions of our eighth amended and restated certificate of incorporation, as amended, and third amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our eighth amended and restated certificate of incorporation, as amended, and third amended and restated bylaws:
•	permits our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provides that the authorized number of directors may be changed only by the board of directors;
•
provides that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divides our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
does not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election;

•	provides that special meetings of our stockholders may be called only by the board of directors;
•	does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act; and
•
does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

In addition, we are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination”

includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
The transfer agent and registrar of our Common Stock is Computershare Trust Company, N.A. The address of our transfer agent and registrar is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.
Our Common Stock is traded on The Nasdaq Capital Market under the symbol “PDSB.”
Description of Preferred Stock
We have authority to issue 5,000,000 shares of preferred stock, par value $0.00033 per share. As of October 9, 2026, we did not have any shares of preferred stock issued or outstanding.
Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the Common Stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.
We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:
•	the distinguishing designation of the series of preferred stock;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the series of preferred stock;
•	the provisions for a sinking fund, if any, for the series of preferred stock;
•	the provision for redemption, if applicable, of the series of preferred stock;
•	any listing of the series of preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into Common Stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the series of preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;
•	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our Common Stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

PRIVATE PLACEMENT OF SECURITIES
On September 7, 2026, the Company entered into the Purchase Agreement with the Selling Stockholders. At the Initial Closing on September 14, 2026, the Company issued and sold to the Selling Stockholders the Initial Shares, Pre-Funded Warrants to purchase up to 23,498,156 shares of Common Stock and accompanying Common Warrants to purchase up to 20,000,514 shares of Common Stock. The purchase price was $0.2825 per unit consisting of one share of Common Stock and an accompanying Common Warrant to purchase one-half of one share of Common Stock, and $0.28217 per unit consisting of one Pre-Funded Warrant and an accompanying Common Warrant to purchase one-half of one share of Common Stock, resulting in aggregate gross proceeds of approximately $11,300,290.
Pursuant to the Purchase Agreement, upon the Milestone Closing, Nant and AB Group Ltd. will be obligated to purchase additional shares of Common Stock and/or Pre-Funded Warrants for aggregate subscription amounts of $10,000,000 and $1,000,000, respectively, at a price of $0.22 per share of Common Stock or $0.21967 per Pre-Funded Warrant, subject to the applicable closing conditions. Up to 50,000,000 Pre-Funded Warrants issuable at the Milestone Closing, and the shares of Common Stock issuable upon exercise thereof, are included in the Shares registered for resale under this prospectus.
Pre-Funded Warrants
Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.00033 per share at any time and from time to time on or after its issuance until exercised in full. The aggregate exercise price, other than the $0.00033 per-share exercise price, was pre-funded at issuance, and no additional consideration is required upon exercise other than the applicable per-share exercise price.
The Pre-Funded Warrants may be exercised for cash or, if no registration statement registering the Pre-Funded Warrant Shares is effective, on a cashless basis. If exercised for cash, we will issue the underlying shares of Common Stock within the applicable standard settlement period, subject to the terms of the Pre-Funded Warrants. The Pre-Funded Warrants may be transferred only to affiliates, subject to applicable securities laws, and have no expiration date.
A holder may not exercise a Pre-Funded Warrant to the extent that, after giving effect to the exercise, the holder and its affiliates and attribution parties would beneficially own more than 19.99% of the outstanding Common Stock. This limitation may not be waived and applies to any successor holder.
The Pre-Funded Warrants provide for customary adjustments in the event of stock dividends, stock splits, stock combinations, reclassifications and Fundamental Transactions.
Common Warrants
Each Common Warrant is exercisable for one share of Common Stock, or in certain circumstances a Pre-Funded Warrant, at an exercise price of $0.22 per share from its date of issuance through 5:00 p.m., New York City time, on the one-year anniversary of its issuance, but not thereafter. The Common Warrants may be exercised for cash or, if no registration statement registering the Common Warrant Shares is effective, on a cashless basis.
A holder may not exercise a Common Warrant to the extent that, after giving effect to the exercise, the holder and its affiliates and attribution parties would beneficially own more than 19.9% of the outstanding Common Stock. This limitation may not be waived and applies to any successor holder. To the extent the beneficial ownership limitation would otherwise restrict the exercise of a Common Warrant for shares of Common Stock, the holder may elect to receive, in lieu of the shares of Common Stock otherwise issuable upon exercise, a Pre-Funded Warrant to purchase an identical number of shares of Common Stock. In that event, the exercise price payable upon exercise of the Common Warrant is reduced by $0.00033 per share, and the Pre-Funded Warrant issued upon exercise has an exercise price of $0.00033 per share and is subject to a beneficial ownership limitation equal to or lower than that of the Common Warrant. The number of shares of Common Stock underlying a Common Warrant is the same whether the Common Warrant is exercised for shares of Common Stock or for a Pre-Funded Warrant.
The Common Warrants provide for customary adjustments in the event of stock dividends, stock splits, stock combinations, reclassifications and Fundamental Transactions.
Registration Rights Agreement
In connection with the September 2026 Private Placement, the Company and the Selling Stockholders entered into the Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement on Form S-3 for the resale of the Shares within 30 calendar days following the applicable closing date. The registration statement of which this prospectus forms a part is being filed to satisfy that obligation. If specified filing, effectiveness or reporting failures occur, the Company must pay liquidated damages equal to 1.0% of the aggregate purchase price paid by the applicable holder for its Registrable Securities, and on each monthly anniversary until cured, subject to a five-business-day cure period and a maximum of 5.0% per holder. The Company will bear the expenses of the registration.
The foregoing descriptions of the terms of the Purchase Agreement, Pre-Funded Warrants, Common Warrants, Registration Rights Agreement and Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus forms a part or incorporated herein by reference.

SELLING STOCKHOLDERS
The shares of Common Stock being offered by the Selling Stockholders consist of the Initial Shares issued in the September 2026 Private Placement and the Warrant Shares issuable upon exercise of the Warrants. For additional information regarding the September 2026 Private Placement and the Warrants, see “Private Placement of Securities” above. We are registering the shares of Common Stock described herein in order to permit the Selling Stockholders to offer such shares for resale from time to time.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of shares of Common Stock by each Selling Stockholder. The first column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, as of October 9, 2026, assuming the exercise of the Warrants held by such Selling Stockholder on that date, without regard to applicable beneficial ownership limitations. The third column lists the Shares being offered by this prospectus by each Selling Stockholder.
In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the Initial Shares and the maximum number of shares of Common Stock issuable upon exercise of the Warrants issued to the Selling Stockholders, in each case without regard to applicable beneficial ownership limitations. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus. The number of shares in the first and fourth columns do not reflect the applicable beneficial ownership limitations.
Under the terms of the Warrants, a Selling Stockholder may not exercise a Warrant to the extent the exercise would cause it, together with its affiliates and attribution parties, to beneficially own more than the applicable beneficial ownership limitation of our outstanding Common Stock following the exercise. The number of shares in the first and fourth columns do not reflect these beneficial limitations. The Selling Stockholders may sell all, some or none of the Shares in this offering. See “Plan of Distribution.”

Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Percentage of Common Stock Beneficially Owned Prior to Offering(3)(4)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(5)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Common Stock Beneficially Owned After Offering(4)
Nant Capital, LLC(6)	98,551,890	51.72%	98,551,890	0	—%
NIS Holdings LLC(7)	2,920,355	2.76%	2,920,355	0	—%
AB Group Ltd.(8)	11,978,291	10.61%	8,529,295	3,448,996	3.05%

*	Represents beneficial ownership of less than 1%.
(1)
Information concerning the named Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholder or others who later hold such Selling Stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and percentage ownership of that person, shares of Common Stock subject to options, warrants or other securities held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of October 9, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)
Based on 105,005,429 shares of Common Stock issued and outstanding as of October 9, 2026. Each Selling Stockholder may not exercise a Pre-Funded Warrant or Common Warrant, as applicable, to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed the applicable 19.99% (in the case of the Pre-Funded Warrants) or 19.9% (in the case of the Common Warrants) of our then outstanding Common Stock following such exercise. These limitations may not be waived.

(4)	Assumes the resale of all of the Shares offered pursuant to this prospectus.
(5)
Includes the maximum number of Shares, consisting of the Initial Shares and the Warrant Shares issuable upon exercise of the Warrants, which Shares are being registered by the registration statement of which this prospectus forms a part.

(6)
Includes (i) 13,005,334 Initial Shares, (ii) 67,847,441 Pre-Funded Warrant Shares, and (iii) 17,699,115 Common Warrant Shares. Dr. Patrick Soon-Shiong has voting and dispositive power over the securities held by Nant. Nant is an entity controlled by Dr. Soon-Shiong. Dr. Soon-Shiong and James Banaag serve on the Company’s board of directors as Nant designees pursuant to the Purchase Agreement. The address of Nant Capital, LLC is 450 Duley Road, El Segundo, California 90245.

(7)	Includes (i) 1,946,903 Initial Shares and (ii) 973,452 Common Warrant Shares. The address of NIS Holdings LLC is c/o LaRosa & Associates, LLC, 1 East Uwchlan Avenue, Suite 101, Exton, PA 19341.
(8)
Includes (i) 1,550,633 Initial Shares, (ii) 5,650,715 Pre-Funded Warrant Shares, and (iii) 1,327,947 Common Warrant Shares, in addition to 3,448,996 shares of Common Stock, of which 915,000 are issuable upon the exercise of certain outstanding warrants. Melvin Lawson, the director of AB Group Ltd., has voting and dispositive power over the securities controlled by AB Group Ltd. The address of AB Group Ltd. is Quadrant House, Floor 6, 4 Thomas More Square, London, E1W 1YW.

Material Relationships with the Selling Stockholders
Nant, an entity controlled by Dr. Soon-Shiong, has the right to designate two directors of the Company for so long as it beneficially owns at least 15% of the Company’s outstanding Common Stock and one director for so long as it beneficially owns at least 5%, subject to the terms of the Purchase Agreement. Dr. Patrick Soon-Shiong and James Banaag were appointed to the Company’s board of directors effective September 14, 2026.
Upon the occurrence of the Milestone Closing, Nant and AB Group Ltd. are obligated to purchase additional securities for aggregate subscription amounts of $10,000,000 and $1,000,000, respectively. In connection with the September 2026 Private Placement, the Company granted NantWorks, an affiliate of Nant, a 12-month exclusive right to negotiate an exclusive license for the Company’s PDS0101 program.
Except for their ownership of the Initial Shares and the Warrants issued or issuable in the September 2026 Private Placement, the related transaction agreements, and as otherwise described in this prospectus, the Selling Stockholders have not had any material relationship with us within the past three years.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute in kind for no consideration or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;
•	through the distribution of the Shares by any Selling Stockholder to its partners, members or stockholders;
•	by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledges;
•	directly to one or more purchasers;
•	through delayed delivery requirements;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.
In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept, and together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Shares by the Selling Stockholders. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.
The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.
We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date that all the Shares covered by this prospectus cease to be Registrable Securities (as defined in the Registration Rights Agreement).

LEGAL MATTERS
The validity of the Shares has been passed upon by DLA Piper LLP (US), Philadelphia, PA. As of the date of this prospectus, certain partners of DLA Piper LLP (US) beneficially own, or have the right to acquire, shares of outstanding Common Stock representing less than 3% of the issued and outstanding Common Stock.
EXPERTS
The consolidated financial statements of PDS Biotechnology Corporation as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with that act, file periodic reports and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
We incorporate by reference the following documents previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2026;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026, respectively;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2026, January 22, 2026, January 28, 2026, February 20, 2026, February 23, 2026, March 3, 2026, April 15, 2026, April 24, 2026, May 1, 2026, June 2, 2026, June 15, 2026, July 31, 2026, August 14, 2026, August 19, 2026, August 25, 2026, September 4, 2026, September 8, 2026, September 14, 2026, September 21, 2026, September 22, 2026, and October 6, 2026;

•
the description of our Common Stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Form S-3 Registration Statement, including all such documents we may file with the SEC after the date of the Form S-3 Registration Statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to the Form S-3 Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: PDS Biotechnology Corporation, 303A College Road East, Princeton, NJ 08540; Telephone: (800) 208-3343.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$9,857.24
Accounting fees and expenses	$*
Legal fees and expenses	$*
Printing and miscellaneous expenses	$*
Total	$9,857.24

Item 15.	Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or rescission, are available.
Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our current bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.
We have entered into indemnification agreements with each of our directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.
We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 16.	Exhibits.

Exhibit Number	Description
3.1	Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 6, 2015).
3.2
Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current on Form 8-K, filed with the SEC on March 18, 2019).

3.3
Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Current on Form 8-K, filed with the SEC on March 18, 2019).

3.4
Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 10.1 of the Registrant’s Current on Form 8-K, filed with the SEC on June 24, 2024).

3.5	Third Amended and Restated Bylaws of PDS Biotechnology Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 15, 2022).
3.6
Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2026).

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 8, 2026).
4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2026).
5.1**	Opinion of DLA Piper LLP (US).
10.1*
Form of Securities Purchase Agreement by and among PDS Biotechnology Corporation and the Purchasers, dated as of September 7, 2026 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2026).

10.2
Form of Registration Rights Agreement by and among PDS Biotechnology Corporation and the Purchasers, dated as of September 7, 2026 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2026).

10.3
Form of Option to Negotiate for an Exclusive License by and between PDS Biotechnology Corporation and NantWorks, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2026).

23.1**	Consent of KPMG LLP, independent registered public accounting firm.
23.2**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
107**	Filing Fee Table.

*
Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

**	Filed herewith
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on October 14, 2026.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo, Ph.D.
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Bedu-Addo, Ph.D. and Janetta Trochimiuk as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 14, 2026.

SIGNATURE	TITLE	DATE

/s/ Frank Bedu-Addo, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer and Interim Principal Financial Officer)	October 14, 2026
Frank Bedu-Addo, Ph.D.

/s/ Janetta Trochimiuk	Controller (Interim Principal Accounting Officer)	October 14, 2026
Janetta Trochimiuk

/s/ Otis W. Brawley	Chairperson of the Board	October 14, 2026
Otis W. Brawley

/s/ Gregory Freitag, J.D., CPA	Director	October 14, 2026
Gregory Freitag, J.D., CPA

/s/ Stephen Glover	Director	October 14, 2026
Stephen Glover

/s/ Kamil Ali-Jackson	Director	October 14, 2026
Kamil Ali-Jackson

/s/ Ilian Iliev, Ph.D.	Director	October 14, 2026
Ilian Iliev, Ph.D.

/s/ Patrick Soon-Shiong	Director	October 14, 2026
Patrick Soon-Shiong

/s/ James Banaag	Director	October 14, 2026
James Banaag

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